Exhibit 31.2

CERTIFICATION

I, Jonathan Biller, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Agios Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 7, 2021	By:	/s/ Jonathan Biller
Jonathan Biller
Chief Financial Officer and Head of Legal and Corporate Affairs (principal financial officer)